Exhibit 10.22

[COPYTELE, INC. LETTERHEAD]

January 13, 2010

Videocon Industries Limited
2nd Floor, Fort House, D.N. Road
Fort, Mumbai 400 001 (INDIA)
Attention:	Venugopal N. Dhoot, Director
Naveen Mandhana, Sr. Vice President

Dear Sirs:

With respect to the installments of the Technology Transfer Fee scheduled to be paid by February 16, 2009 and November 16, 2009, under the Amended and Restated Technology License Agreement between Videocon Industries Limited (“Videocon”) and CopyTele, Inc. (“CopyTele”), dated May 16, 2008 (the “License Agreement”), CopyTele hereby waives the February 16, 2009 and November 16, 2009 due dates for such installment payments on the condition (i) that Videocon make partial payments of such installments, the first payment for the period from September 2009 through December 2009 of $300,000 no later than January 18, 2010, and (ii) that Videocon and CopyTele agree upon a mutually acceptable payment schedule for the balance of such installments prior to May 15, 2010.  Except as specifically set forth herein, all terms and conditions of the License Agreement shall remain unchanged and shall continue to be valid and binding upon the parties thereto.

Sincerely,

COPYTELE, INC.

By:   /s/ Denis A. Krusos
Denis A. Krusos
Chairman and C.E.O.